     As Filed with the Securities and Exchange Commission on August 13, 1998
                                                   Registration No. 333-

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------


                         OAK TREE MEDICAL SYSTEMS, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                02-0401674
      -------------------------------               ---------------------
      (State or other jurisdiction of                   (IRS Employer
      incorporation or organization)                Identification Number)

                        163-03 Horace Harding Expressway
                            Flushing, New York 11365
          -------------------------------------------------------------
                    (Address of Principal Executive Offices)


                     Irwin Bosh Stack Stock Option Agreement
 -------------------------------------------------------------------------------
                            (Full title of the Plan)


                               -------------------


                                  Henry Dubbin
                                    President
                         Oak Tree Medical Systems, Inc.
                        163-03 Horace Harding Expressway
                            Flushing, New York 11365
               ---------------------------------------------------
                     (Name and address of agent for service)


                                 (718) 460-8400
               ---------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Rebecca R. Orand, Esq.
                            Greenberg, Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0557
                               -------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                   Proposed maximum          Proposed
          Title of securities                  Amount to be        offering price        maximum aggregate          Amount of
           to be registered                     registered          per share (1)        offering price(1)       registration fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.01 par value...................           60,000 shares             $2.55                 $153,000               $45.00
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sale price of the Common Stock on August 12, 1998.

                                Page 1 of 4 Pages
                           Exhibit Index at Page II-5

================================================================================

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed and to be filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

         (a) the Registrant's Annual Report on Form 10-KSB, as amended, for the fiscal year ended May 31, 1997;

         (b) the Registrant's quarterly report on Form 10-Q (i) for the quarterly period ended August 31, 1997, (ii) for the quarterly period ended November 30, 1997, (iii) for the quarterly period ended February 28, 1998;

         (c) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in
(a) above;

         (d) the Registrant's Proxy Statement dated February 25, 1998, relating to the 1998 Annual Meeting of Stockholders; and

         (e) the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act, which contains a description of the Common Stock, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

         Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

         The Registrant's Certificate of Incorporation and By-laws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See "Exhibit Index" on page II-6.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                                    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 13, 1998.



                                            OAK TREE MEDICAL SYSTEMS, INC.

                                            By: /s/ Henry Dubbin
                                                -------------------------------
                                            Name:  Henry Dubbin
                                            Title: President



                                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Henry Dubbin his true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                Signature                                     Title                                 Date
                ---------                                     -----                                 ----


/s/ Henry Dubbin                                     President and Director                    August 13, 1998
------------------------------------           (Principal Executive, Financial and
Henry Dubbin                                           Accounting Officer)



/s/ Fred Singer
------------------------------------                        Director                           August 13, 1998
Fred Singer

                                 EXHIBIT INDEX


          Exhibit                                                                                      Sequential
          Number                                            Description                                  Page No
          -------                                           -----------                                 ----------
            3.1                Registrant's Amended and Restated Certificate of
                               Incorporation (1)

            3.2                Amendments to Registrant's Certificate of Incorporation (2)

            3.3                Bylaws of the Registrant (3)

            4.1 Irwin Bosh Stack Amended Consulting Agreement, as amended

            5.1                Opinion of Greenberg Traurig, P.A.

           23.1                Consent of Independent Auditors.

           23.2                Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

           24.1                Power of Attorney is included in the Signatures section of this Registration Statement

----------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-18 (Dated August 20, 1986, Registration No. 33-8166B).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-KSB dated May 31, 1995.

(3) Incorporated by reference to Exhibit 3.3 filed with the Registrant's Registration Statement on Form S-18 (Dated August 20, 1986, Registration No. 33-8166B).